Exhibit 4.1

Computershare

Computershare Trust Company, N.A.
PO Box 43007
Providence, RI 02940-3007

MR A SAMPLE
DESIGNATION (IF ANY)
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Primary Subscription Rights 12345678901234

AMERICAN STRATEGIC INVESTMENT CO. SUBSCRIPTION RIGHTS OFFERING

TO EXERCISE YOUR RIGHTS

If you wish to exercise your rights, you must submit your instructions in the following way:

Option 1) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.

Option 2) Internet – Visit the Web Platform at nyc.computersharecas.com and follow the instructions on the site

Account Code XXXXXXXXXX **Control Code XXXXXXXXXX**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED JANUARY 23, 2023, AND THE ACCOMPANYING BASE PROSPECTUS DATED SEPTEMBER 14, 2020 (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT

American Strategic Investment Co.
Incorporated under the laws of the State of Maryland
NON-TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase shares of Class A common stock of American Strategic Investment Co.Price: $12.95 per whole share of common stock

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 22, 2023 SUBJECT TO EXTENSION OR EARLIER TERMINATION

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is subscribed herein is the owner of the number of non-transferable rights ("Rights") set forth herein. Each whole Right entitles the holder thereof to subscribe for and purchase (the "Basic Subscription Right") shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of American Strategic Investment Co., a Maryland corporation (the "Company"), in whole shares in the case of Common Stock pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of American Strategic Investment Co. Rights Certificates" accompanying this Rights Certificate. If any of the principal amount of shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of the Basic Subscription Rights, any rights holder that exercises its Basic Subscription Rights in full may purchase additional principal amount of Common Stock pursuant to the terms and restrictions of the Rights Offering, which are acknowledged by the registered owner below (the "Oversubscription Option"). The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for the requested principal amount of shares of Common Stock in accordance with the "Instructions as to Use of American Strategic Investment Co. Rights Certificates" that accompany this Rights Certificate. If the Company is unable to issue to the registered owner below the full number of shares of Common Stock requested, the Subscription Agent will return to the registered owner below any excess funds submitted as soon as practicable, without interest or deduction.

American Strategic Investment Co.

Dated January 23, 2023

President and Chief Executive Officer **Chief Financial Officer, Treasurer and Secretary**

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification

Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

03QT4E

. DELIVERY OPTIONS FOR RIGHTS CERTIFICATE Delivery other than in the manner or to the address listed below will not constitute valid delivery. FOR DELIVERY BY FIRST CLASS MAIL OR COURIER SERVICE : Computershare Inc. 150 Royall Street, Suite V Canton, MA 02021 Attn: Corporate Actions PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY FORM 1 - EXERCISE OF RIGHTS To subscribe for Common Stock pursuant to your Basic Subscription Rights, please complete lines (a) and (c) and sign under Form 3 below . To subscribe for the Oversubscription Option, please complete lines (a), (b) and (c) below . To the extent you subscribe for a greater principal amount of shares of Common Stock than you are entitled under the Basic Subscription Rights or Oversubscription Option, you will be deemed to have elected to purchase the maximum principal amount of shares of Common Stock for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Option, if applicable . (a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS Ƒ x 0.20130805 = x $12.95 = $ (Rights Exercised) (Amount of Common Stock, Rounded Down to the Nearest Whole Number) $ Total (b) EXERCISE OF OVERSUBSCRIPTION OPTION: □ If you exercised your Basic Subscription Rights in full and wish to purchase additional principal amount of shares of Common Stock pursuant to your Oversubscription Option: additional shares of Common Stock subscribed for x $12.95 = $ (Amount of Common Stock) $ Total (c) Total Amount of Payment Enclosed = $ METHOD OF PAYMENT (CHECK ONE) □ Check payable to “Computershare Inc., as subscription agent for American Strategic Investment Co.” □ Wire transfer of immediately available funds directly to the account maintained by Computershare Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at: Bank of America, ABA# 026009593, Account # 4426655268, Account Name CSSI AAF RIGHTS OFFERING I, Ref # NCRI Rights FORM 3 - SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the principal amount of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus. Signature(s): (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO GEORGESON LLC, THE INFORMATION AGENT, AT (866) 391 - 7007.